UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Western Asset Intermediate Muni Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	13-3643581
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, 49th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

33-44639

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed to reflect a change, effective October 31, 2017, to the listing exchange upon which the shares of common stock, $0.001 par value per share (the “Shares”) of Western Asset Intermediate Muni Fund Inc. (the “Registrant”) are registered. The Registrant previously registered its Shares on a different listing exchange pursuant to Section 12(b) of the Exchange Act pursuant to a Form 8-A filed on December 19, 1991 (the “Prior Form 8-A”). This Form 8-A supersedes the Prior Form 8-A.

A description of the Shares is contained under the heading “Description of Shares” in the prospectus to be included in an amendment to the Registrant’s registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on April 6, 2001 (Registration Nos. 33-44639 and 811-6506, respectively), and such description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WESTERN ASSET INTERMEDIATE MUNI FUND INC.

By:	/s/ George P. Hoyt
Name:	George P. Hoyt
Title:	Assistant Secretary

Date: October 26, 2017